Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Medical Sterilization, Inc. on Form SB-2 (File No. 33-96330) of our report dated March 19, 1996, on our audits of the financial statements of Medical Sterilization, Inc. as of December 31, 1995, and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 10-KSB.


                                                       COOPERS & LYBRAND L.L.P.

Melville, New York
March 19, 1996




393LMM5962/1.199346-1